TYCO INTERNATIONAL LTD.
TYCO INTERNATIONAL FINANCE S.A.

Offer to Exchange

New $421,961,000 7.0% Notes due 2019
New $707,404,000 6.875% Notes due 2021

for

$421,961,000 7.0% Notes due 2019
$707,404,000 6.875% Notes due 2021

Fully and Unconditionally Guaranteed by
TYCO INTERNATIONAL LTD.
Pursuant to the prospectus, dated                        , 2008

To Our Clients:

        Enclosed for your consideration is a prospectus dated                        , 2008 (the "prospectus") and a letter of transmittal (which together constitute the "exchange offer") relating to the offer by Tyco International Ltd. ("Tyco") and Tyco International Finance S.A. ("TIFSA" and, collectively with Tyco, the "issuers") to (i) exchange their 7.0% Notes due 2019, fully and unconditionally guaranteed by Tyco, which have been registered under the Securities Act of 1933, as amended (the "Securities Act") (the "new 2019 notes"), for an equal aggregate principal amount of their outstanding 7.0% Notes due 2019 (the "outstanding 2019 notes"), fully and unconditionally guaranteed by Tyco and (ii) exchange their 6.875% Notes due 2021, fully and unconditionally guaranteed by Tyco, which have been registered under the Securities Act (the "new 2021 notes" and, together with the new 2019 notes, the "new notes")) for an equal aggregate principal amount of their outstanding 6.875% Notes due 2021 (the "outstanding 2021 notes" and, together with the outstanding 2019 notes, the "outstanding notes"), fully and unconditionally guaranteed by Tyco. As set forth in the prospectus, the terms of the new notes are identical in all material respects to the terms of the outstanding notes, except the new notes will not contain transfer restrictions and holders of new notes will no longer have any registration rights and the issuers will not be obligated to pay additional interest as described in the exchange and registration rights agreement as discussed in the prospectus.

        The enclosed material is being forwarded to you as the beneficial owner of the outstanding notes held by us for your account or benefit but not registered in your name. An exchange of such outstanding notes may only be made by us as the holder of record and pursuant to your instructions. Therefore, we urge beneficial owners of outstanding notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such holder promptly if they wish to exchange outstanding notes in the exchange offer.

        Accordingly, we request instructions as to whether you wish us to exchange any or all such outstanding notes held by us for your account or benefit, pursuant to the terms and conditions set forth in the enclosed prospectus and letter of transmittal. We urge you to read carefully the prospectus and letter of transmittal before instructing us to exchange your outstanding notes.

        Your instructions should be forwarded to us as promptly as possible in order to permit us to exchange the outstanding notes on your behalf in accordance with the provisions of the exchange offer. The exchange offer will expire at 5:00 p.m., New York City time, on                        , 2008 (the "Expiration Date"), unless extended by the issuers. Any outstanding notes tendered pursuant to the exchange offer may be withdrawn at any time before the Expiration Date.

        Your attention is directed to the following:

  1.
  The exchange offer is for any and all outstanding notes.

  2.
  The exchange offer is subject to certain conditions set forth in the prospectus in the section captioned "The exchange offer—Conditions to the Exchange Offer".

  3.
  Subject to the terms and conditions in the prospectus and the letter of transmittal, any transfer taxes incident to the transfer of outstanding notes from the holder of outstanding notes to the issuers will be paid by the issuers.

  4.
  The exchange offer expires at 5:00 p.m., New York City time, on                        , 2008, unless extended by the issuers.

        If you wish to have us tender any or all of your outstanding notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the attached instruction form. The letter of transmittal is furnished to you for information only and may not be used directly by you to exchange outstanding notes held by us and registered in our name for your account or benefit.

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

        The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the exchange offer made by Tyco International Ltd. and Tyco International Finance S.A. with respect to their outstanding notes.

        This will instruct you to tender for exchange the aggregate principal amount of outstanding notes held by you for the account or benefit of the undersigned, pursuant to the terms and conditions set forth in the prospectus and the letter of transmittal.

        The undersigned expressly agrees to be bound by the enclosed letter of transmittal and that such letter of transmittal may be enforced against the undersigned.

        Please tender the outstanding 2019 notes held by you for my account as indicated below:

Aggregate Principal Amount of Outstanding 2019 Notes
7.0% Notes due 2019	$

☐ Please do not tender any outstanding 2019 notes held by you for my account.
Dated: , 2008
Signature(s)
Please print name(s) here

Address(es)
Area Code and Telephone Number
Tax Identification or Social Security No(s).

        None of the outstanding notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the outstanding notes held by us for your account.

        Please tender the outstanding 2021 notes held by you for my account as indicated below:

Aggregate Principal Amount of Outstanding 2021 Notes
6.875% Notes due 2021	$

☐ Please do not tender any outstanding 2021 notes held by you for my account.
Dated: , 2008
Signature(s)
Please print name(s) here

Address(es)
Area Code and Telephone Number
Tax Identification or Social Security No(s).

        None of the outstanding notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the outstanding notes held by us for your account.